CO-OPERATION CONTRACT DRAFT 6/12/99

THE UNDERSIGNED

CASINOBUILDERS.COM INC. a public company, with registered and business offices at 2110 Vickers Drive in Colorado Springs, CO. 80918, lawfully represented for this purpose by its executive vice president, Mr. S. Randall and/or its CEO Mr
A. Ruppanger, and referred to hereinafter as "CasinoBuilders";

and

LOST BOYS INTERACTIVE B.V., a private limited liability company, with its registered and business offices at Herengracht 410 in (1017 BX) Amsterdam, the Netherlands, lawfully represented for this purpose by its managing directors Mr C.J.W. Kousemaker and Mr M.J. Mol, and to be referred to hereinafter as "Lost Boys";


WHEREAS:

Lost Boys engages in the manufacture of software and in design work for new media productions in the broadest sense of the words;

CasinoBuilders is an internet marketing and services company focused on the internet gaming industry and engages inter alia in the commercial exploitation of online casino's by licensing;

CasinoBuilders intends to have online Avatar based casino's developed and produced by Lost Boys and Lost Boys is willing to develop and produce the software and design for such casino's;

Parties wish to agree upon the terms and conditions which will apply to their co-operation with regard to the development of online Avatar based casino's;

AGREE AS FOLLOWS

ARTICLE 1 - COMMISSION

1.1 For the purpose of this contract an `online Avatar based casino' is defined as an online client server based casino where casino games can be played together with other people through online connections.

1.2 When CasinoBuilders commissions Lost Boys, and Lost Boys accepts the commission to produce (a part of) an on-line Avatar based casino (such as the art deco casino), hereinafter the "Application", the provisions set out in this Contract will apply to such commissions. This contract will not apply to any commissions regarding other then the aforementioned Applications.

1.2 Lost Boys shall produce the Applications in accordance with the functional/technical specifications, hereinafter referred to as the "Specifications".

1.3 Regular consultations shall be held between CasinoBuilders and Supplier as regards the content, structure and design of the Applications. Final editorial responsibility for the Applications shall, however, be the sole responsibility of CasinoBuilders.
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ARTICLE 2 - DELIVERY

2.1 The delivery dates of the Applications shall be agreed in mutual consent. Lost Boys will describe details with regard to the planning and the delivery for each Application, hereinafter referred to as the "Planning".

2.2 CasinoBuilders shall be obliged to furnish all the requisite co-operation to Lost Boys for the performance of the Applications under this Contract, and to make available to Lost Boys the information, data, software, assets, materials and/or other necessary items as described in the Planning, hereinafter the "Documentation", on or by the dates mentioned therein.

2.3 If CasinoBuilders and/or any third parties retained by CasinoBuilders fail to make (any part) of the Documentation available by or on the dates mentioned in the Planning, Lost Boys may - having first consulted CasinoBuilders - then postpone the Delivery Date without being obliged to compensate CasinoBuilders in any way.

2.4 Lost Boys shall not be liable for any faults in or, as the case may be, problems with the Application's software that result from the Documentation furnished by CasinoBuilders of any third parties retained by the latter.

2.5 If Lost Boys executes any specific changes in and/or additions to the Specifications for the Application to be supplied by Lost Boys, and does so at the request of CasinoBuilders as provided for in Article 3.4, Lost Boys may - having first consulted CasinoBuilders - postpone the Application's Delivery Date to the extent that this is required in order to execute the relevant changes or additions.

ARTICLE 3 - PAYMENT

3.1 For each Application CasinoBuilders shall be due Lost Boys the fees as mentioned in the price quotation and/or invoices of the particular Application. The way of payment of the fees shall be decided in mutual consent for each Application, hereinafter the "Conditions of Payment". Payment might be effected partly in shares of CasinoBuilders.

3.2 If CasinoBuilders issues a request to change and/or add to the Specifications for an Application produced by Lost Boys, it shall notify Lost Boys accordingly, Lost Boys shall then issue CasinoBuilders with a price quotation for any additional work to be performed as a result of such change(s) and/or addition(s). The aforementioned quotation will be based upon a reduced price of $ 600,-- (six hundred dollars) excluding VAT a day.

3.3 If Lost Boys is required to carry out additional work as the result of a failure to furnish (any part of) the Documentation on time on the part of CasinoBuilders and/or any third parties retained by the latter, Lost Boys shall be entitled to charge on the entire cost of this additional work to CasinoBuilders.

ARTICLE 4 - GRANTING OF RIGHTS

4.1 The Applications shall be delivered by Lost Boys to CasinoBuilders together with the exclusive right to use, publish and market the Applications world-wide during the term of this contract.
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           For each  Application  parties will agree upon the exact  conditions, such as additional consideration, under which CasinoBuilders will be granted the right to grant third parties a sublicense to use and/or publish a particular Application. The term of such licenses will be at most three years. All sublicenses will be in conformity with this contract and CasinoBuilders will provide Lost Boys with a copy of each sublicense granted.

4.2 All the (intellectual) property rights in the Application, the software, the concept and its design, the INFORMATION OR DATA STORED THEREIN AND ANY OTHER MATERIAL OWNED BY LOST BOYS PRIOR to the co-operation between parties, shall be exclusively reserved for and remain vested in Lost Boys.

4.3 All (intellectual) property rights in the Application, the software, the concept and its design, the INFORMATION OR DATA STORED THEREIN AND ANY OTHER MATERIAL DEVELOPED BY LOST BOYS DURING the co-operation between parties, shall be reserved for parties together in case CasinoBuilders has delivered a substantial contribution to this development. In case CasinoBuilders has not delivered a substantial contribution to this development all such (intellectual) property rights shall be exclusively reserved for and remain vested in Lost Boys.

4.4        Article  4.3  does  not  apply  to  the  Documentation  furnished  by
           CasinoBuilders.    All   intellectual   property   rights   in   this
           Documentation shall remain vested in CasinoBuilders.

ARTICLE 5 - WARRANTIES AND INDEMNIFICATION

5.1 The parties represent and warrant towards one another that no obligations exist which stand in the way of them entering into and executing this Contract.

5.2 The parties represent and warrant towards one another that they are each fully entitled to grant each other the rights described in this Contract and that they shall indemnify each other against any and all third-party claims in that regard.

5.3 CasinoBuilders represents and warrants towards Lost Boys that it is entitled to dispose freely of the Documentation (to be) made available to Lost Boys and that it shall indemnify Lost Boys against any and all third-party claims in that regard.

5.4 Either party to this Contract shall compensate the other party for any and all damage, including any legal costs reasonably incurred, which said other party may sustain as the result of any default on the part of the former in its performance of any obligation under this Contract, and shall indemnify the other party against any and all third-party claims in that regard.

5.5 The indemnifications issued to CasinoBuilders by Lost Boys in this Article shall lapse if CasinoBuilders has made any changes and/or adjustments in or to the Application or, as the case may be, has had such changes or adjustments made on its behalf and/or if CasinoBuilders has used the application in any manner other than one that has been agreed on.

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ARTICLE 6 - APPENDIXES

For each Application developed under this contract the following information will be attached in an appendix to this contract:

The Specifications;
The Planning;
The Documentation;
The Conditions of Payment.


ARTICLE 7 - TERM

7.1 This co-operation contract shall continue for an initial period of three years, and shall take effect on the first of December 1999. In mutual consultation parties can decide to extend this contract with each time another period of three years.

7.2 The sublicenses as referred to in article 4.1 of this contract which are granted before parties have decided to terminate this contract, will not be effected by the termination of this contract. All other sublicenses will end at the termination of this contract, unless parties decide otherwise in mutual consent.

7.3 After termination of this contract parties will decide in mutual consultation if, how and under which conditions the joint (intellectual) property rights as referred to in article 4.2 of this contract might be used by each party.

7.4 After termination of this contract Lost Boys shall repair at its customary commercial rates defects in the software of the delivered Applications to the best of its ability (corrective maintenance) upon request of CasinoBuilders. Parties will enter into an maintenance contract for this purpose in due course. This maintenance contract will be effective during the remaining term of the latest sublicense granted by CasinoBuilders as referred to in article 4.1, with a minimum of one year.

      However, in case this contract is terminated by Lost Boys in accordance with article 15 of Lost Boys' General Terms and Conditions of Delivery and Payment, Lost Boys will not be obliged to provide CasinoBuilders with the aforementioned maintenance.

ARTICLE 8 - GENERAL TERMS AND CONDITIONS

8.1 Lost Boys' General Terms and Conditions of Delivery and Payment shall form an integral part of this Contract. By signing this Contract, CasinoBuilders represents that it has accepted the contents of said General Terms and Conditions.

8.2 If any provision in this Contract and/or its appendixes should be in violation of Lost Boys' General Terms and Conditions of Delivery and Payment, the relevant provision in this Contract shall take precedence.

8.3    In departure from the General Terms and Condition of Delivery and Payment
       (GTC) the parties have agreed that:

a.       The following sentence shall be added to Article 12 of the GTC:
            "Identical confidentiality obligations will apply to Supplier."

b.      Article 15.1 of the GTC shall be replaced in full by the following text:
            "If one of the parties,  having first received a written demand from

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            the  other  party,  continues  to  default  on any of its  essential obligations under this contract and/or these General Terms and Conditions, the party concerned shall be entitled, without further notice of default to the other party or court intervention, to terminate the contract - with immediate effect and without being obliged to pay the other party any kind of compensation - by means of a registered letter, without this prejudicing the right of the terminating party to exercise its other statutory rights, such as its right to compensation. If, at the time of the Contract's termination under this Article, the terminating party has already partially performed its obligations, the other party shall be obliged in return to perform its relevant obligations to an equivalent degree."

c.       The following sentence shall be added to Article 15.2 of the GTC:
        "Customer will be entitled to terminate a contract on the same grounds."

d.       Article 18.1 of the GTC shall be replaced by the following text:
            "During the term of the co-operation contract between the Customer and the Supplier, the Supplier shall remedy for free any defects in the software as a result of its not satisfying the specifications, if and to the extent that it is notified of these defects in writing by the Customer within this period."

THUS AGREED AND SIGNED IN DUPLICATE ORIGINALS IN AMSTERDAM, THE NETHERLANDS/ COLORADO, USA

DATE:       ....................... 1999

Lost Boys Interactive B.V.                               CasinoBuilders.com Inc.



 ...........................................              .......................
C.J.W. Kousemaker                                        P. A. Ruppanner

 .........................................
M.J. Mol